Exhibit 8.1

1901 SIXTH AVENUE NORTH • SUITE 2600 • BIRMINGHAM, ALABAMA 35203 205.328.0480 • bakerdonelson.com

December 8, 2023

SEP Acquisition Corp.
3737 Buffalo Speedway, Suite 1750
Houston, TX 77098

Re:
Agreement and Plan of Merger

Ladies and Gentlemen:

We have acted as counsel to SEP Acquisition Corp., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of August 23, 2023 (the “Merger Agreement”), by and among the Company, SEP Acquisition Holdings Inc., a Nevada corporation (the “Merger Sub”), a wholly-owned subsidiary of the Company, and SANUWAVE Health, Inc., a Nevada corporation (“SANUWAVE”), with SANUWAVE surviving as a wholly-owned subsidiary of the Company (the “Merger” and together with the other transactions contemplated under the Merger Agreement, collectively, the “Business Combination”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement (as defined below).

This opinion is being delivered in connection with the Registration Statement of the Company on Form S-4, File No. 333-274653 (as amended and together with all exhibits thereto, the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the issuance of 8,243,336 shares of Class A common stock, par value $0.0001 per share, of the Company  pursuant to and in connection with the Business Combination.

You have requested our opinion regarding whether the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

ALABAMA • FLORIDA • GEORGIA • LOUISIANA • MARYLAND • MISSISSIPPI • SOUTH CAROLINA • NORTH CAROLINA TENNESSEE • TEXAS • VIRGINIA • WASHINGTON, D.C.

SEP Acquisition Corp.

In providing our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion.   In all our examinations, we have assumed, or will assume, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts, (iv) that the Merger and all related transactions contemplated under the Merger Agreement will be consummated in the manner contemplated in the Merger Agreement and the Registration Statement, (v) that the statement concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete, and correct, and will continue to be true, correct, and complete as of the “Effective Time” as defined in the Merger Agreement (the “Effective Time”) and that the Registration Statement is true and correct through the date hereof, (vi) the representations made to us by the Company, Merger Sub, and SANUWAVE in their respective letters delivered to us for purposes of this opinion (the “Representation Letters”) are true, correct, and complete as of the date hereof and will be true, correct, and complete in all material respects as of the Effective Time, (vii) all such statements and representations in the Merger Agreement or Representation Letters qualified by knowledge, intention, belief, or materiality or any comparable qualification are, and will as of the Effective Time be, true, complete, and correct as if made without such qualification, (viii) the parties to the Merger Agreement have complied, and will continue to comply with, their respective covenants and agreements contained in the Merger Agreement, (ix) the Company, the Merger Sub, and SANUWAVE, and their respective subsidiaries and affiliates will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, and (x) all applicable reporting requirements have been or will be satisfied. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company, Merger Sub, and SANUWAVE contained in the Merger Agreement. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

This opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent upon future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Based on and subject to the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that:

1.
The Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

2.
The discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences – Tax Treatment of the Business Combination,” insofar as it presents legal conclusions with respect to matters of United States federal income tax law, subject to the limitations and qualifications set forth therein, accurately sets forth the material United States federal income tax consequences of the Merger and constitutes the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

SEP Acquisition Corp.

We express on opinion on any issue relating to the United States federal income tax consequences, or any other matter, other than those described herein, or any issue of any state, local, foreign, or other tax laws. Further, our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law, rules or regulations or interpretations thereof.

The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect, which changes could affect our opinions. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement and it is not to be relied upon for any other purpose without our prior written consent. To that end, we hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the heading “Material U.S. Federal Income Tax Consequences – Tax Treatment of the Business Combination.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,
/s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.